/Letterhead/

                           Schvaneveldt & Company
                        Certified Public Accountant
                        275 East South Temple, #300
                         Salt Lake City, Utah 84111
                               (801) 521-2392

Darrell T. Schvaneveldt, C.P.A.


                    Consent of Darrell T. Schvaneveldt
                            Independent Auditor




     I consent to the use, of our report dated April 6, 1998, on the financial statements of Appalachian Oil & Gas Company, Inc., dated June 30, 1998, included herein and to the reference made to me.




Salt Lake City, Utah
April 21, 1999